As filed with the Securities and Exchange Commission on September 29, 2006
Registration No. 333-117626

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
QUALCOMM INCORPORATED 2001 STOCK
OPTION PLAN, 2001 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN, 1998
NON-EMPLOYEE DIRECTORS’ STOCK
OPTION PLAN AND 1991 STOCK OPTION PLAN

(Full title of the plan)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name, Address, and Telephone Number of Agent For Service)

DEREGISTRATION OF SHARES AND NAME CHANGE
SIGNATURE

DEREGISTRATION OF SHARES AND NAME CHANGE
Effective as of December 5, 2005, the Registrant adopted the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “2006 LTIP”), which is intended to be a restatement of its QUALCOMM Incorporated 2001 Stock Option Plan (the “2001 Plan”). The 2006 LTIP is intended to be a successor to the 1991 Stock Option Plan (the “1991 Plan”) and the 2001 Non-Employee Directors’ Stock Option Plan (the “2001 Directors’ Plan”) and the 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Directors’ Plan”) (collectively referred to as the “Prior Plans”). Accordingly, no future option grants will be made pursuant to the Prior Plans.
This Post-Effective Amendment No. 1 to the Registrant’s Registration Statements on Form S-8 listed below (collectively the “Registration Statements”) is filed to:
     (1) change the name of the QUALCOMM Incorporated 2001 Stock Option Plan to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan; and
     (2) deregister 5,555,785 shares previously registered that remain available for future grant under the Registrant’s Prior Plans:
     2,328,117 shares from the 1991 Plan;
     3,211,002 shares from the 2001 Directors’ Plan; and
     16,666 shares from the 1998 Directors’ Plan.
The 5,555,785 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2006 LTIP, and the associated registration fee paid by the Registrant to register shares issuable under its Prior Plans on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant’s 2006 LTIP. Please note, however, that 53,167,667 shares remain subject to outstanding options previously granted under the Registrant’s Prior Plans: 49,834,475 shares from the 1991 Plan; 956,668 shares from the 2001 Directors’ Plan and 2,376,524 shares from the 1998 Directors’ Plan. Accordingly, the Registration Statements will remain in effect to cover the potential exercise of such outstanding options.
1.	Registration Statement No. 333-45083 filed January 16, 1992;

2.	Registration Statement No. 333-78150 filed April 26, 1994;

3.	Registration Statement No. 333-78158 filed April 26, 1994;

4.	Registration Statement No. 333-2752 filed March 25, 1996;

5.	Registration Statement No. 333-2754 filed March 25, 1996;

6.	Registration Statement No. 333-2756 filed March 25, 1996;

7.	Registration Statement No. 333-69457 filed December 22, 1998;

8.	Registration Statement No. 333-95291 filed January 24, 2000;

9.	Registration Statement No. 333-60484 filed May 8, 2001;

10.	Registration Statement No. 333-103497 filed February 28, 2003; and

11.	Registration Statement No. 333-117626 filed July 23, 2004.
In addition, shares registered to the QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (the “2001 ESPP”) are not being deregistered by this Post-Effective Amendment No. 1. Accordingly, the portions of the Registration Statements applicable to the 2001 ESPP contained in Registration Statement No. 333-60484 filed May 8, 2001 and Registration Statement No. 333-103497 filed February 28, 2003 remain in effect.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the September 29, 2006.

QUALCOMM INCORPORATED
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chief Executive Officer (Principal Executive Officer)	September 29, 2006

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2006

/s/ Irwin Mark Jacobs	Chairman of the Board	September 27, 2006
Irwin Mark Jacobs

/s/ Barbara T. Alexander	Director	September 26, 2006
Barbara T. Alexander

/s/ Richard C. Atkinson	Director	September 26, 2006
Richard C. Atkinson

Signature	Title	Date

/s/ Adelia A. Coffman	Director	September 26, 2006
Adelia A. Coffman

/s/ Donald G. Cruickshank	Director	September 27, 2006
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	September 26, 2006
Raymond V. Dittamore

	Director	September ___, 2006
Diana Lady Dougan

	Director	September ___, 2006
Robert E. Kahn

	Director	September ___, 2006
Sherry Lansing

/s/ Duane A. Nelles	Director	September 27, 2006
Duane A. Nelles

/s/ Peter M. Sacerdote	Director	September 27, 2006
Peter M. Sacerdote

	Director	September ___, 2006
Brent Scowcroft

/s/ Marc I. Stern	Director	September 26, 2006
Marc I. Stern

/s/ Richard Sulpizio	Director	September 27, 2006
Richard Sulpizio

5